Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 1 dated May 12, 2026 relating to the Common Stock, no par value, of Alpha Cognition Inc. shall be filed on behalf of the undersigned.

MANCHESTER MANAGEMENT COMPANY, LLC By: /s/ James E. Besser
Name: James E. Besser
Title: Managing Member

MANCHESTER MANAGEMENT PR, LLC By: /s/ James E. Besser
Name: James E. Besser
Title: Managing Member

JAMES E. BESSER By: /s/ James E. Besser

MORGAN C. FRANK By: /s/ Morgan C. Frank